Exhibit 99.1

PetVivo Reports Third Quarter of Fiscal 2024 Financial Results

Conference call begins at 4:00 p.m. Central time today

EDINA, MN (February 12, 2024) – PetVivo Holdings, Inc. (Nasdaq: PETV), an emerging biomedical device company focused on the commercialization of innovative medical therapeutics for animals, announces financial results for the three months ended December 31, 2023 (“third quarter of 2024”).

Key highlights from the third quarter of 2024 and through February 12, 2024, include the following:

●	Developed a multi-distribution sales strategy, including entering into non-exclusive distribution agreements with Covetrus North America LLC and MW Veterinary Supply Co.;
●	Added a new Board member, Diane Levitan, who is a licensed veterinarian.

Subsequent to December 31, 2023, the Company raised an aggregate of $1.2 million in gross proceeds in a private offering.

Management Commentary

“We are excited about the progress the Company has made this past quarter, including the addition of Covetrus North America, LLC. (Covetrus), to distribute our products beginning in January 2024,” said John Lai, Chief Executive Officer of PetVivo Holdings, Inc. The addition of the vast distribution resources offered by Covetrus to the distribution resources offered by our other distribution partner, MWI Animal Health, arms PetVivo with the two largest animal health industry distributors in the United States selling Spryng™ with OsteoCushion™ Technology

Third Quarter Financial Results

For The Three Months Ended December 31, 2023 Compared to The Three Months Ended December 31, 2022

Total Revenues. Revenues were $595,891 and $510,109 for three months ended December 31, 2023 and 2022, respectively. Revenues in the three months ended December 31, 2023 consist of sales of our Spryng™ product to MWI Veterinary Supply Co. (MWI) of $439,922, Covetrus of $106,074 and to veterinary clinics in the amount of $49,265. In the three months ended December 31, 2022, our revenues of $510,109 consisted of sales of our Spryng™ product to MWI of $456,502 and to veterinary clinics in the amount of $53,607 of sales to veterinary clinics.

Cost of Sales. Cost of sales were $183,087 and $223,687 for the three months ended December 31, 2023 and 2022, respectively. Cost of sales includes product costs related to the sale of our Spryng™ products and labor and overhead costs.

Operating Expenses. Operating expenses were $2,546,428 and $2,605,240 for the three months ended December 31, 2023 and 2022, respectively. Operating expenses consisted of general and administrative, sales and marketing and research and development expenses.

Operating Loss. As a result of the foregoing, our operating loss was $2,133,624 and $2,318,818 for the three months ended December 31, 2023 and 2022, respectively. The decrease was related to the increase in revenues and lower costs of sales as compared to the prior year.

Other Income. Other income was $383,776 for the three months ended December 31, 2023 as compared to other income of $7,200 for the three months ended December 31, 2022. Other income in 2023 consisted primarily of the extinguishment of payables. Other income in 2022 consisted of net interest income.

Net Loss. Our net loss for the three months ended December 31, 2023 was $1,749,848 or ($0.12) per share as compared to a net loss of $2,311,618 or ($0.23) per share for the three months ended December 31, 2022. The decrease was related to the extinguishment of payables. The weighted average number of shares outstanding was 14,271,530 compared to 10,098,658 for the three months ended December 31, 2023 and 2022, respectively.

For The Nine Months Ended December 31, 2023 Compared to The Nine Months Ended December 31, 2022

Revenues. Revenues were $920,440 for the nine months ended December 31, 2023 compared to revenues of $791,563 in the nine months ended December 31, 2022. Revenues in the nine months ended December 31, 2023 consisted of sales of our Spryng™ product MWI of $595,891, Covetrus of $106,074 and to veterinary clinics in the amount of $196,419. In the nine months ended December 31, 2022, our revenues of $791,563 consisted of sales of our Spryng™ product to MWI of $574,766 and to veterinary clinics in the amount of $191,797 of sales to veterinary clinics.

Cost of Sales. Cost of sales was $406,270 and $424,866 for the nine months ended December 31, 2023 and 2022, respectively. Cost of sales includes product costs related to the sale of products and labor and overhead costs.

Operating Expenses. Operating expenses were $8,485,714 and $6,771,176 for the nine months ended December 31, 2023 and 2022, respectively. Operating expenses consisted of general and administrative, sales and marketing, and research and development expenses.

Operating Loss. As a result of the foregoing, our operating loss was $7,971,544 and $6,404,479 for the nine months ended December 31, 2023 and 2022, respectively. The increase in our operating loss, was related to the costs to support the launch of Spryng™, stock issued for services and stock compensation.

Other (Expense) Income. Other expense was $333,034 for the nine months ended December 31, 2023 as compared to other income of $15,844 for the nine months ended December 31, 2022, respectively. Other expense in 2023 consisted of a loss on extinguishment of debt of $534,366, the settlement payment and interest expense partially offset by the extinguishment of payables of $385,874. Other income in 2022 consisted of interest income.

Net Loss. Our net loss for the nine months ended December 31, 2023 was $8,304,578 or ($0.64) per share as compared to a net loss of $6,388,635 or ($0.64) per share for the nine months ended December 31, 2022. The weighted average number of shares outstanding was 12,976,851 compared to 10,047,040 for the nine months ended December 31, 2023 and 2022, respectively.

Balance Sheet and Inventory

As of December 31, 2023, our current assets were $1,492,884, including $80,085 in cash and cash equivalents, $518,696 in accounts receivable and $467,467 in inventory. Our working capital deficit as of December 31, 2023 was $169,236.

Conference Call and Webcast

A live webcast of the conference call and related earnings release materials can be accessed on the Company’s Investor Relations website at:

https://audience.mysequire.com/webinar-view?webinar_id=aabb88e0-5162-4f89-8aaf-69e333b45beb

A replay of the webcast will be available through the same link following the conference call. Participants can also access the call using the dial-in details below:

Date: February 12, 2024

Time: 4:00 p.m. CT (5:00 pm ET)

Dial-in number: +1 253 205 0468

Conference ID: 84597743640

Passcode: 192442

About PetVivo Holdings, Inc.

PetVivo Holdings, Inc. (the “Company”) is in the business of licensing and commercializing its proprietary medical devices and biomaterials for the treatment and/or management of afflictions and diseases in animals, initially for dogs and horses. The Company began commercialization of its lead product Spryng™ with OsteoCushion™ Technology, a veterinarian-administered, intraarticular injection for the management of lameness and other joint afflictions such as osteoarthritis in dogs and horses in September 2021. The Company has a pipeline of additional products for the treatment of animals in various stages of development. A portfolio of twenty patents protects the Company’s biomaterials, products, production processes and methods of use.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation the Company’s proposed development and commercial timelines, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning the Company’s business are described in detail in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023, and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Disclosure Information

The Company uses and intends to continue to use its Investor Relations website as a means of disclosing material nonpublic information, and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations, and webcasts.

Contact:

John Lai, CEO

PetVivo Holdings, Inc.

Email: info1@petvivo.com

(952) 405-6216

(Tables to follow)

PETVIVO HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2023 (Unaudited)	March 31, 2023
Assets:
Current Assets
Cash and cash equivalents	$80,085	$475,314
Accounts receivable	518,686	86,689
Inventory	467,467	370,283
Prepaid expenses and other assets	426,646	491,694
Total Current Assets	1,492,884	1,423,980

Property and Equipment, net	823,280	630,852

Other Assets:
Operating lease right-of-use asset	1,253,815	317,981
Patents and trademarks, net	32,333	38,649
Security deposit	27,490	27,490
Total Other Assets	1,313,638	384,120
Total Assets	$3,629,802	$2,438,952

Liabilities and Stockholders’ Equity:
Current Liabilities
Accounts payable	$1,094,152	$588,713
Accrued expenses	241,959	779,882
Operating lease liability – short term	196,263	78,149
Notes payables and accrued interest	129,746	6,936
Total Current Liabilities	1,662,120	1,453,680
Non-Current Liabilities
Note payable and accrued interest (net of current portion)	15,030	20,415
Operating lease liability (net of current portion)	1,057,552	239,832
Total Non-Current Liabilities	1,072,582	260,247
Total Liabilities	2,734,702	1,713,927
Commitments and Contingencies (see Note 9)	-	-
Stockholders’ Equity:
Preferred Stock, par value $0.001, 20,000,000 shares authorized, no shares issued and outstanding at December 31, 2023 and March 31, 2023	-	-
Common Stock, par value $0.001, 250,000,000 shares authorized, 14,921,209 and 10,950,220 issued and outstanding at December 31, 2023 and March 31, 2023, respectively	14,921	10,950
Common Stock to be Issued	-	137,500
Common Stock Receivable	(27,000)	-
Additional Paid-In Capital	81,055,786	72,420,604
Accumulated Deficit	(80,148,607)	(71,844,029)
Total Stockholders’ Equity	895,100	725,025
Total Liabilities and Stockholders’ Equity	$3,629,802	$2,438,952

PETVIVO HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Revenues	$595,891	$510,109	$920,440	$791,563

Cost of Sales	183,087	223,687	406,270	424,866
Gross Profit	412,804	286,422	514,170	366,697

Operating Expenses:

Sales and Marketing	1,032,575	1,047,549	3,053,184	2,572,103
Research and Development	231,066	248,157	695,156	460,197
General and Administrative	1,282,787	1,309,534	4,737,374	3,738,876

Total Operating Expenses	2,546,428	2,605,240	8,485,714	6,771,176

Operating Loss	(2,133,624)	(2,318,818)	(7,971,544)	(6,404,479)

Other (Expense) Income
Loss on Extinguishment of Debt	-	-	(534,366)	-
Settlement Expense	-	-	(180,000)	-
Extinguishment of payables	385,874	-	385,874	-
Interest (Expense) Income	(2,098)	7,200	(4,542)	15,844

Total Other Income (Expense)	383,776	7,200	(333,034)	8,644
		-		-
Loss before taxes	(1,749,848)	(2,311,618)	(8,304,578)	(6,388,635)

Income Tax Provision	-	-	-	-

Net Loss	$(1,749,848)	$(2,311,618)	$(8,304,578)	$(6,388,635)

Net Loss Per Share:
Basic and Diluted	$(0.12)	$(0.23)	$(0.64)	$(0.64)

Weighted Average Common Shares Outstanding:
Basic and Diluted	14,271,530	10,098,658	12,976,851	10,047,040